Exhibit 4.24

                                                         September 1, 2002
Eyal Shavit
President
AxcessNet Ltd.
1050 Winter Street
Waltham, MA  02451

Re:Consulting Agreement

Dear Eyal,

This letter sets for the terms and conditions upon which Eyal Shavit (the "Consultant") will provide certain Consulting services to Commtouch Software Ltd (the "Company"). Specifically, the Consultant and the Company have agreed as follows:

     1. Consulting Services: The Company hereby retains the Consultant to provide the Consulting Services (as hereinafter defined) to the Company, and the Consultant thereby agrees to provide Consulting Services to the Company, on the terms and conditions set forth herein, for a period of one year commencing on September 1, 2002 ("the Term"). The term "Consulting Services" means advice and consultation pertaining to the Company's strategic directions, as may be reasonably requested, from time to time by the Executive Management or the Board of Directors of the Company. Such Consulting Services may be also rendered by telephone or in any other form as may be mutually agreed upon by the parties hereto and need not be always rendered in person, and the Consultant's obligation to provide services hereunder shall not prevent the Consultant from engaging in any other services or activities, including without limitation other consulting services. The Consultant also agrees to serve on the Company's Board of Advisors during the Term of this letter agreement if so nominated and elected by the Company. The relationship between the Consultant and the Company shall be that of independent contractors and nothing in this letter agreement shall be construed to constitute neither the Consultant nor the Company as a partner, employee or agent of the other. Neither the Consultant nor the Company shall have the authority to bind the other in any manner without the prior written consent of the other.

     2. Compensation:For the initial consulting period, which commenced on September 1, 2002 and continues until December 31, 2002, Consultant will receive from Company cash payments of $20,000 per month that will be due him on the first day of each month. For the period commencing on January 1, 2003 and continued until April 30, 2003, Consultant will receive warrants to purchase 206,897 Ordinary Shares of the Company valid for a period of 5 years and with an exercise price of $0.01 per share. . For the extended period commencing on May 1, 2003 and continued until August 31, 2003, Consultant will receive from Company cash payments of $15,000 per month that will be due him on the first of each month, commencing May 1st, 2003, for a total cash payment of $60,000. Commtouch's CEO will be allowed to terminate Consultant's consulting services during the Term, but such termination will become effective on August 31, 2003. In addition to the piggy-back registration rights included in the attached Warrant, the applicable Warrant holder hereunder and under the "Advisory Agreement" between the parties of September 1, 2002 will be entitled to one registration of applicable Warrant shares by way of a written demand on Commtouch. In this regard, the Warrant holder shall be entitled at any time following its exercise of a Warrant or Warrants and prior to the termination of such Warrant(s) to demand that Commtouch cause all Warrant shares then exercised to be registered according to a registration statement under the 1933 Act. If the demand is for filing a registration statement with the SEC within six (6) months of the date of the demand, the Warrant holder shall be responsible for paying all Registration Expenses associated therewith, as defined in Section 7(c) of the attached

         Warrant. If the demand allows Commtouch twelve (12) months within which to file a registration statement, Commtouch shall be responsible for paying all such Registration Expenses.

         In addition, Company will reimburse Consultant for all reasonable expenses approved in advance in writing by Company and paid or incurred by Consultant in connection with, or related to, the rendering of Consulting Services upon presentation by Consultant of such documentation, expense statements, vouchers and other supporting information as may be reasonably requested by Company. In the event Consultant serves on Company's Board of Advisors described in Section 1, Consultant shall, in addition, be entitled to receive all rights and benefits, without limitation including indemnification rights (subject to applicable law), granted to the other Advisors.

     3. General: This letter agreement constitutes the entire agreement between the Company and the Consultant with respect to the Consulting Services and supersedes all prior agreements and understandings, written or oral, relating to such Consulting Services. This letter agreement is in addition to the advisory agreement between AxcessNet Ltd and Company with respect to potential investments and other transactions with Qualified Entities. This letter agreement may be amended, modified, changed or discharged, in whole or in part, only in a written instrument executed by the Company and the Consultant. This Agreement shall be binding upon and inure to the benefit of the parties and their successors, assigns, executors, estate and heirs, provided that this Agreement may be assigned by the Consultant only to entities that are under Consultant's control. This Agreement shall be governed by and construed, interpreted and enforced as a sealed instrument under and in accordance with the laws of the State of California, without regard to conflicts of laws principles. It is Commtouch's understanding that the Consultant will be performing all its work hereunder in the United States.

If the foregoing accurately reflects the mutual agreement between you and the Company, please sign in the space below.

/s/Gideon Mantel
----------------
Commtouch Software Ltd.
Gideon Mantel, CEO
September 1, 2002

We hereby accept the terms of this agreement and confirm the receipt of a warrant to acquire 206,897 Ordinary Shares of the Company

Consultant:


/s/Eyal Shavit
--------------
AxcessNet Ltd.
Eyal Shavit
President

                                                          Issued _________, 200_

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR SUCH STATE LAWS.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

                                                       Void after ________, 200_


                             COMMTOUCH SOFTWARE LTD.

               WARRANT TO PURCHASE UP TO __________ ORDINARY SHARES


THIS CERTIFIES THAT, for value received, ___________ ("_________" or "Holder"), is entitled at any time prior to expiration of this Warrant to subscribe for and purchase up to ________ shares of the fully paid and nonassessable ordinary shares, nominal value NIS 0.05, of Commtouch Software Ltd., an Israeli company (the "Company"), at the price per share equal to $0.01 (such price and such other price as may result, from time to time, from the adjustments/restrictions specified in paragraph 4 hereof are collectively referred to herein as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, "Shares" shall mean the ordinary shares of the Company; "Warrant Shares" shall mean the Shares issued or issuable upon exercise of the Warrants; and "Date of Grant" shall mean __________, 200_.

1. TERM.

This Warrant is exercisable, in whole or in part, at any time and from time to time on and after the Date of Grant for a period of five years, i.e. through _____________, 200_.

2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

(a) The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and (i) by the payment to the Company, by check, of an amount equal to the Warrant Price per Share multiplied by the number of Shares then being purchased.

(b) In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof within ten business days of the effective date of such purchase and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the securities, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such ten-day period. Upon the effective date of such purchase, the holder shall be deemed to be the holder of record of the securities, notwithstanding that certificates representing the securities shall not then be actually delivered to such holder or that such securities are not then set forth on the stock transfer books of the Company.

(c) The holder of this Warrant agrees to use commercially reasonable best efforts to exercise this Warrant in such manner as to avoid becoming, as a result of such exercise, a 10% or greater shareholder of the Company and shall reasonably cooperate with the Company so as to minimize adverse Israeli tax consequences.

(d) In lieu of exercising this Warrant by payment of cash or check, and provided that the Company's Ordinary Shares are publicly traded, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) at any time after the date hereof during the term hereof, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion in the form of Exhibit B annexed hereto, in which event the Company shall issue to Holder a number of Shares in accordance with the following formula:

                                                   Y(A-B)
                                                   ------
                                     X      =        A



          Where,        X    =   the number of Shares to be issued to Holder;

                        Y    =   the number of Shares for which the Warrant is
                                 being exercised;

                        A    =   the fair market value of one Share; and

                        B    =   the Exercise Price.

         For purposes of this Section 2(d), the fair market value of the Shares shall mean the price determined by the Company's Board of Directors, acting in good faith upon a review of all relevant factors or, in the event of an exercise concurrently with (i) a public offering of the Company's stock, the price to the public for such stock in such offering or (ii) an acquisition, the per share price to be received by the holders of Shares.



3. SHARES FULLY PAID; RESERVATION OF SHARES.

     (a) All securities which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

     (b) The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrant Holder under the Warrants against such willful actions. Without limiting the generality of the foregoing, the Company: (i) will not set nor increase the par or nominal value of any Warrant Shares above the amount payable therefor upon such exercise, and (ii) will take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants.


4.         ADJUSTMENTS.

The maximum number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price shall be adjusted if any of the following events occur before the holder's exercise of this Warrant:

     (a) Distributions, Share Dividends and Splits.

                  (i) In case the Company declares a dividend or other distribution payable in Shares or subdivides its Shares into a greater number of Shares, the Warrant Price in effect immediately prior to such declaration or subdivision shall be proportionately decreased and the number and kind of Shares purchasable upon exercise of this Warrant shall be adjusted so that the holder thereof shall be entitled to receive the kind and number of shares or the other securities of the Company that the holder would have owned or have been entitled to receive after the happening of any of the events described in this paragraph (a)(i) had the Warrant Shares been issued immediately prior to the happening of such event or any record date with respect thereto.

                  (ii) In the case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company after the date hereof, or in case, after such date, the Company shall consolidate with or merge with or into another corporation or convey all or substantially all of its assets to another corporation or other entity, then, in each such case, Warrant Holder, upon any exercise of this Warrant, at any time after the consummation of such reclassification, change, reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance if Warrant Holder had exercised the Warrants immediately prior thereto, all subject to further adjustment as provided in this Section, and the successor or purchasing corporation or other entity in such reclassification, change, reorganization, consolidation, merger or conveyance (if not the Company) shall duly execute and deliver to Warrant Holder a supplement hereto acknowledging such corporation's or entity's obligations under the Warrants; and in each such case, the terms of the Warrants (including the exercisability, transfer and adjustment provisions of the Warrants) shall be applicable to the shares of stock or other securities or property receivable upon the exercise of the Warrants after the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance.


                  (iii) An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become immediately effective after the effective date in the case of a subdivision. If, as a result of an adjustment made pursuant to this paragraph (a), the holder after exercise shall become entitled to receive shares of two or more classes of capital stock or Shares and any other class of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the holder promptly after such adjustment) shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock or Shares and such other classes of capital stock.

                  (iv) In the case of any adjustment in the number of Warrant Shares receivable upon the exercise of the Warrants pursuant to the terms hereof, the chief financial officer of the Company shall promptly thereafter compute such adjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will provide copies of such certificate to Warrant Holder in the manner provided for notices hereunder.

(b) Record Date. In case the Company shall take a record of the holders of its Shares for the purpose of determining holders entitled to receive a dividend or other distribution payable in Shares, then such record date shall be considered to be the date of the issue or sale of the Shares related to such dividend or distribution.

(c) Stock Combinations. In case the Company shall combine all of the outstanding Shares into a smaller number of Shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.



(d) Fractional Shares. No fractional Warrant Shares shall be issued upon the exercise hereof. Upon exercise by any holder, such holder shall be entitled to receive the aggregate full number of Shares which the holder may receive upon exercise.


(e) The adjustment to the number of Shares issuable upon the exercise hereof and the adjustments to the Warrant Price described in this Section 4 shall be made each time any event listed in this Section 4 occurs.

(f) If any  event  occurs of the type  contemplated  by the  provisions  of this
Section 4, but not expressly provided for by such provisions or definition, then the Company's Board of Directors in its reasonable judgment shall make an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Warrant Holder.



5. COMPLIANCE WITH SECURITIES ACT; RESTRICTIONS ON TRANSFER; REPRESENTATIONS.

         Holder hereby represents and warrants that:

         (a) Purchase Entirely for Own Account. This Warrant and the Warrant Shares issuable upon exercise hereof (collectively, the "Securities") will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in or otherwise distributing the same. Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities. Holder represents that it has full power and authority to enter into this Warrant.

         (b) Investment Experience. Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant. Holder also represents it has not been organized for the purpose of acquiring this Warrant.

         (c) Accredited Investor. Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

         (d) Restricted Securities. Holder understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended

("the Securities Act") only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         (e) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

         (f) Authorization. The holder hereby represents that its acceptance of this Warrant has been authorized on its behalf by all appropriate limited liability company, corporate or partnership action.

         (g) Enforceability. The holder hereby represents that it has full legal power to accept this Warrant and that its acceptance of this Warrant will result in legally binding obligations of the holder enforceable against it in accordance with the terms and provisions hereof except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.


         (h) Legend. This Warrant and all Shares issued upon exercise of this Warrant(unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

The Company need not register a transfer of this Warrant or the Warrant Shares unless the conditions specified in such legend are satisfied. Subject to the foregoing transfer restrictions set forth in this Section, this Warrant is transferable, in whole or in part, on the books of the Company, upon surrender of this Warrant to the Company, together with a written assignment duly executed by the Holder.

(i) Notwithstanding the foregoing, the restrictions imposed upon the transferability of this Warrant and the Warrant Shares shall cease and terminate as to this Warrant or any particular shares of capital stock when, (i) such Warrant or Warrant Shares shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (ii) counsel for Holder provides an opinion, in form and substance reasonably satisfactory to the Company (or in lieu of an opinion of counsel, Holder provides the Company with other evidence satisfactory to the Company), that such restrictions are no longer required in order to ensure compliance with the 1933 Act. If and whenever the restrictions imposed hereunder shall terminate as to this Warrant (or to any Warrant Shares) as hereinabove provided, Holder may and the Company shall, as promptly as practicable upon the request of Holder and at the Company's expense, cause to be stamped or otherwise imprinted upon this Warrant or such shares of capital stock a legend in substantially the following form:

            "The restrictions on the transferability of [this] [these] [Warrant] [securities] terminated on _______________, _____, and are of no further force or effect"
or take such other action as to effectively remove the restrictions on the transferability of the Warrant and the Warrant Shares.

         Any Warrant issued upon the split-up, combination, exchange, substitution, transfer or loan of the Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed hereunder shall terminate as to any Warrant or as to any shares of capital stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company without expense, a new Warrant or new shares of capital stock not bearing the restrictive legend set forth hereon or above, respectively.

         (j) The Company shall cause all Warrant Shares covered by a valid registration statement to be listed on any securities exchange upon which the Shares are then listed.

6. RIGHTS OF SHAREHOLDERS.

(a) No holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends until the Warrant or Warrants shall have been exercised and the Shares shall have become deliverable, as provided herein.

(b) As of the date hereof and at all times from and after the date hereof, the shares of Common Stock deliverable on the exercise of this Warrant would not and will not constitute ten percent (10%) or more (in terms of either value or voting rights) of the outstanding shares of capital stock of the Company. The Company shall notify Warrant Holder of any redemptions or other actions taken by the Company or any other person which may cause the percentage of the Company's capital stock subject to this Warrant to increase.

(c) In the event Warrant Holder at any time is entitled to acquire under this Warrant shares of capital stock representing 9.9% or more of the outstanding capital stock of the Company, then Company shall be deemed by such date to have terminated and redeemed this Warrant and shall be obligated to pay to Warrant Holder the difference between fair market value of the underlying shares and the exercise price, per share, subject to any restrictions imposed by Israeli law and provided that the fair market value is greater than the exercise price.

7. PIGGY-BACK AND DEMAND REGISTRATION RIGHTS

(a) The Company shall notify Warrant Holder in writing at least fifteen (15) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford Warrant Holder an opportunity to include in such registration statement all or any part of the Warrant Shares issued or reserved for issuance to Warrant Holder upon exercise of this Warrant. If Warrant Holder desires to include in any such registration statement all or any part of such Warrant Shares, Warrant Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Warrant Shares Warrant Holder wishes to include in such registration statement. If Warrant

Holder decides not to include all of the shares of Common Stock issued or reserved for issuance to Warrant Holder upon the exercise of this Warrant in any registration statement thereafter filed by the Company, Warrant Holder shall nevertheless continue to have the right to include any such Warrant Shares any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company will cooperate with Warrant Holder to facilitate its distribution of Warrant Shares pursuant to any such registration statement.

(b) The Company agrees to indemnify and hold harmless Warrant Holder and its directors, officers, employees, agents, partners, members, controlling persons and affiliates from and against any losses, claims, damages or liabilities they may incur arising out of any untrue or alleged untrue statement of material fact contained in such registration statement, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation of the 1933 Act or the Securities Exchange Act of 1934, as amended, in connection therewith, provided that any such untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact required or necessary to be stated to make the statements therein not misleading was not caused by the negligence or willful actions of Warrant Holder, and, provided that Warrant Holder is entitled to indemnification hereunder, will reimburse Warrant Holder and its directors, officers, employees, agents, controlling persons and affiliates for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) All expenses incurred by the Company in complying with Section 7(a), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, expense allowances of the underwriters, underwriting discounts and commissions, printing expenses, fees and disbursements of counsel or other advisor to the Company or Holder, and of the accountants to Company or Holder, are herein called "Registration Expenses."

(d) The Company shall pay for Registration Expenses (except for expenses associated with counsel, other advisors and/or accountants of Holder) in connection with each registration pursuant to Section 7(a). Furthermore, all blue sky expenses required by law to be borne by seller or sellers in connection with each registration pursuant to Section 7(a) shall be borne by the seller or sellers therein in proportion to the number of eligible securities included by each in such registration or in such other proportions as they may agree upon. In the event of any dispute as to how the blue sky expenses are allocated, the Company shall be entitled to apportion the expenses in a reasonable manner between the various sellers.

8. GOVERNING LAW.

The terms and conditions of this Warrant shall be governed by and construed in accordance with the laws of the State of California.

9. MISCELLANEOUS.

The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail or recognized commercial courier service, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

___________, 200_                       COMMTOUCH SOFTWARE LTD.


                                        /s/Gideon Mantel
                                        ----------------
                                        Gideon Mantel, Chief Executive Officer

                                    EXHIBIT A
                               NOTICE OF EXERCISE

TO:        COMMTOUCH SOFTWARE LTD.

1. The undersigned hereby elects to purchase ___________ Shares of Commtouch Software Ltd. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

                        ---------------------------------
                                     (Name)

                        ---------------------------------

                        ---------------------------------
                                    (Address)


                                             -----------------------------------
                                             Name of Warrant holder

                                             -----------------------------------
                                             Signature of Authorized Signatory

                                             -----------------------------------
                                             Print Name and Title

                                             -----------------------------------
                                             Date

                                    EXHIBIT B
                              NOTICE OF CONVERSION

TO:     COMMTOUCH SOFTWARE LTD.

         1. The undersigned hereby elects to convert the attached Warrant into such number of Ordinary Shares (the "Shares") of Commtouch Software Ltd. as is determined pursuant to Section 2(d) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

         2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

                     -------------------------------------
                                  (Print Name)

                     -------------------------------------
                                    (Address)

                     -------------------------------------
                                    (Address)

         3. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)                                                    (Signature)

                                                          (Print Name)